UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2024

RANGE IMPACT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Park Avenue, Suite 400
Cleveland, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 304-6556

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	RNGE	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2024, Range Impact, Inc. (the “Company”) entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with Placer Biosciences, Inc., an entity owned and controlled by Dr. Brandon Zipp and Mr. Richard McKilligan, former officers of the Company (the “Purchaser”), pursuant to which the Company agreed to sell all of its common stock of Graphium Biosciences, Inc., a wholly-owned subsidiary of the Company (“Graphium”), to the Purchaser in exchange for (i) a warrant exchangeable into 1,000 shares of the common stock of the Purchaser (currently representing 25% of the outstanding shares of the Purchaser’s common stock), exercisable at $0.01 per share, expiring September 30, 2034, subject to certain anti-dilution adjustments; (ii) de minimis cash consideration; and (iii) 50% of any equipment sale proceeds realized by Purchaser during the 12-month period following the closing. The Stock Purchase Agreement contains terms, conditions, covenants, indemnification provisions, and representations and warranties from each of the respective parties that are customary and typical for a transaction of this nature.

Graphium comprises all of the Company’s legacy cannabinoid drug development assets, including intellectual property, permits, and lab equipment, which had been used in connection with the development of early-stage cannabinoid-based therapeutics intended to treat gastrointestinal diseases such as Crohn’s disease and colitis, but without the psychoactive side effects commonly found in other cannabinoid treatments.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement appended hereto as Exhibit 10.1. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Stock Purchase Agreement upon request.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.01 in its entirety.

On September 30, 2024, pursuant to the Stock Purchase Agreement, the Company disposed of all of its legacy cannabinoid drug development assets, including intellectual property, permits, and lab equipment, used in connection with the development of cannabinoid-based therapeutics formulated to address inflammatory conditions of the gastrointestinal tract but without the psychoactive side effects commonly found in other cannabinoid treatments. As of the closing of the Stock Purchase Agreement, Graphium was not a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934.

Item 8.01 Other Events.

Press Release

On October 2, 2024, the Company issued a press release announcing its entry into the Stock Purchase Agreement described in Item 1.01 hereof.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 (including Exhibit 99.1) is furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Portions of this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated September 30, 2024, by and among the Company and Placer Biosciences, Inc. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.
99.1	Press Release dated October 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE IMPACT, INC.

Dated: October 2, 2024	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated September 30, 2024, by and among the Company and Placer Biosciences, Inc. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.
99.1	Press Release dated October 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)